UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2013

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company entered into the Amended and Restated Credit Agreement dated as of November 18, 2011 (as amended from time to time, the “Credit Agreement”) among the Company, as borrower, Union Bank, N.A., as Administrative Agent and Security Agent, and the various lenders party to the Credit Agreement.

Effective as of August 21, 2013, the Company entered into an amendment to the Credit Agreement to expressly exclude certain direct and indirect subsidiaries of the Company from the requirement to comply with the covenants under the Credit Agreement in the event that such subsidiaries become wholly-owned subsidiaries of the Company.  Additionally, the financial results of operations of those subsidiaries would be excluded from the calculation of the Company’s consolidated financial results used for purposes of the financial covenants under the Credit Agreement.

Item 9.01 Financial Statements & Exhibits.

The Company hereby files the following exhibit pursuant to Item 1.01, “Entry Into a Material Definitive Agreement”.

Exhibit No.	Description
10.1	Amendment No. 3 to Amended and Restated Credit Agreement, dated as of August 21, 2013, among the Company, Union Bank, N.A., and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 26, 2013

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer